SCHEDULE 14A
SCHEDULE 14 INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ x ]

Check the appropriate box:

[X ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section
240.14a-11(c) or Section 240.14a-12

Name of Registrant as Specified in Its Charter:

Comfort Systems USA

Name of Person(s) Filing Proxy Statement:

Sheet Metal Workers International Association

Payment of Filing Fee (check the appropriate box)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),
14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.
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                 [PRELIMINARY] PROXY STATEMENT

               Annual Shareholders Meeting
               Comfort Systems USA
               May 2002
               Houston TX

For release to Shareholders 4/18/02

Sheet Metal Workers International Association
1750 New York Avenue NW
Washington, D.C. 20006
Tel. (800) 457-7694
Fax: (202) 662-0891

To Fellow Comfort Systems USA shareholders:

I. PLEASE VOTE FOR OUR PROPOSAL TO MAKE THE BOARD GET SHAREHOLDER
APPROVAL FIRST BEFORE IT REPRICES ANY STOCK OPTIONS

We own stock in the Company and also have interests in the Company going beyond stock ownership as a labor organization.

Stock options are supposed to link executive compensation to a company's stock performance: if the company's stock goes up, then the options can be exercised at a price below the new market price, benefitting company executives because they presumably helped get the stock price up. If the stock drops, options end up "underwater" (their exercise price is above market price, so the executive would not profit from exercising them).

However, stock options get delinked from stock performance if the Board of Directors reprices options downwards after executives
fail to improve a company's stock price.   Another way for a
board to accomplish basically the same thing as repricing is to react to old options ending up underwater by issuing new options at a lower price.

Last year's proxy statement reveals that the Company did exactly this: "In late 2000, an aggregate of 300,000 options were granted to five individuals excluding Mr. Murdy with existing options because the previous options granted to these individuals were at exercise prices significantly higher than year end 2000 market value."

We intend to present a proposal at the shareholders meeting asking the Board to adopt a policy of not repricing options or granting new ones because old ones go underwater, unless shareholders approve such action. The full text of our proposal is in Section VI below.

We believe that repricing of options (or granting new options just because old options end up underwater) is unfair to shareholders. A deal is a deal (or should be). In our view repricing or replacing underwater options not only reduces executives' incentive to work hard for shareholders, but also in our view tends to mislead shareholders about the true value of an executive's compensation.

Top executives often justify high-level compensation by claiming that much of it depends on stock price. That justification in our opinion carries little weight if after the stock dives, the executive's options just get repriced or replaced by new cheaper options. In our experience, employee morale depends largely on seeing that everyone - executive or not - is in the same boat.

Similar proposals have been made of other companies by the New York City and State pension funds and other institutional investors. The proposal at Sprint received 46 percent of the votes cast at the 2001 annual meeting. Some companies have voluntarily adopted a policy similar to the one we propose, such as Earthgrains and Lone Star Steakhouse.

While many shareholders oppose repricing on principle, some investors prefer to support shareholder proposals only when management is underperforming. If you're one of those, please consider the Company's stock closing price on the day of the last four annual meetings:

        $21.125 in 1998.
        $16.3125 in 1999.
        $6.75 in 2000
        $4.24 in 2001.

This three-year period witnessed an 80% decline in shareholder value.

II.   PROXY VOTING:

PLEASE USE THE ENCLOSED PROXY CARD TO VOTE FOR THE PROPOSAL. IF YOU SUPPORT IT, DO NOT SEND BACK A CARD TO MANAGEMENT (UNLESS THAT CARD GIVES YOU A CHANCE TO VOTE YES FOR THIS PROPOSAL). ANY PROXY CARD IS CANCELLED OUT BY SUBMITTING A LATER-DATED PROXY CARD.

We intend to solicit at least a majority of the voting power of the outstanding stock. Our proposal is a nonbinding recommendation to the Board. You can revoke any proxy vote prior to the tally at the shareholders meeting by signing and submitting a new proxy card, by sending written notice of revocation to the proxy holder, or by appearing at the meeting and voting in person. The record date for eligibility to vote will be in management's proxy statement.

We seek no discretionary voting authority for the meeting: we will vote your stock as you instruct us. If you return the enclosed card but give us no instructions, we will vote your stock FOR the proposal and not vote the card in the directors election or on any other matter. The board election and this proposal are the only matters listed by management as coming up for a vote at this meeting. We incorporate by reference all other information concerning the board of directors and voting procedures contained in management's proxy statement at pages __.

III. INFORMATION ON PARTICIPANTS IN THIS SOLICITATION:

This solicitation is conducted by Sheet Metal Workers' International Association (SMWIA), which owns 1,400 shares of Comfort Systems USA stock. Prior to the Company's recent sale of several subsidiaries, SMWIA represented about 500 Company employees for collective bargaining purposes. Several hundred were represented by other unions. A total of approximately
2,795 were unionized, out of approximately 10,000 nonmanagement personnel. Most of the unionized subsidiaries were sold in 2002; we do not have the current number of total employees or unionized employees. To SMWIA's knowledge, there are no strikes, contract disputes, picketing, or boycotts going on currently. We do not seek your support in labor matters.

SMWIA will bear all solicitation costs (anticipated at $5000) and will not seek reimbursement from the Company. SMWIA will solicit proxies by mail, phone, e-mail, fax and in person using its regular staff, who shall not receive any additional compensation, but SMWIA may also hire an outside solicitor. SMWIA will reimburse banks, brokers, and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.


IV. YOUR RIGHT TO MAKE SHAREHOLDER PROPOSALS:

If a shareholder has owned more than $2000 worth of stock for more than a year and meets the other criteria of SEC Rule 14a-8, then he or she has the legal right to have a proposal appear in management's proxy statement and proxy card. The deadline for shareholders to submit proposals for inclusion in management's proxy materials for the year 2003 is believed to be in December 2002; the exact date will be set forth in management's proxy statement.

V. EXECUTIVE COMPENSATION/SECURITY OWNERSHIP OF MANAGEMENT AND
5% OWNERS:

We incorporate by reference the information contained in management's proxy statement at pages ___.

VI.TEXT OF OUR PROPOSAL:

RESOLVED that shareholders urge the Board of Directors to adopt a policy that the Company shall not, without prior approval of the holders of a majority of stock, reprice stock options already granted to any executive officer or director to a lower exercise price, nor terminate and regrant any such option at a lower price, nor grant new options to such persons on account of the market price dropping below the exercise price of prior options. This proposal shall not be construed as asking the Board to breach any existing contract nor to amend any option plan without shareholder approval.

PLEASE RETURN THE ENCLOSED PROXY CARD TODAY.

For more information, contact SMWIA's Research & Education
Department at (800)457-7694.

VOTE FOR THE PROPOSAL TO REQUIRE SHAREHOLDER APPROVAL BEFORE ANY
STOCK OPTIONS GET REPRICED OR REISSUED DUE TO A DECLINE IN STOCK
PRICE

For more information, contact Allen Smith at SMWIA at (800)
457-7694.

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PROXY CARD
solicited by SMWIA for Annual Shareholders Meeting of Comfort Systems USA, May __, 2002

The undersigned hereby designates SMWIA Research Director Allen Smith, with full power of substitution, as the proxy of the undersigned for the sole purpose of voting all stock of the undersigned in the manner marked below at the Comfort Systems annual shareholders meeting for 2002. This proxy card grants no discretionary voting authority: if matters come before the meeting other than the items below, the stock of the undersigned will not be voted on such matters.

1. ELECTION OF DIRECTORS

For: [insert names]                               [  ]

To withhold authority for individual candidates, cross out name(s)

Withhold Authority as to all above:               [  ]

2. SHAREHOLDER PROPOSAL TO PROHIBIT THE BOARD FROM REPRICING OR
REPLACING STOCK OPTIONS WITHOUT FIRST GETTING SHAREHOLDER
APPROVAL

FOR THIS PROPOSAL: [  ]

AGAINST THIS PROPOSAL: [  ]

ABSTAIN: [  ]

[WE RECOMMEND A VOTE FOR THE PROPOSAL.]

Dated: ________

SIGNATURE:_______________________________________

PRINT SHAREHOLDER NAME:____________________________________

Optional information to help us keep you informed:

Telephone _________ Fax ____________ E-mail address:____________

Mail to us in the enclosed envelope or fax to (202)662-0895.